EXHIBIT 23


                         [DELOITTE & TOUCHE LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 2 to Registration Statement No. 333-89561 of E-xact Transactions Ltd. of our report dated October 29, 1999 (except as to Note 14 which is as of December 21, 1999), which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.


(SIGNED) DELOITTE & TOUCHE LLP


Chartered Accountants
Vancouver, British Columbia, Canada
February 11, 2000